THE COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B)

ARTICLE I
The exact name of the corporation is:
National Grid US 5 Inc.

ARTICLE II
The purpose of the corporation is to engage in the following business activities:

To engage in the business of consultation on leasing, zoning, purchase, management, and construction in the area of real estate and all other matters of every kind and description pertaining to the telecommunications, utility, pipeline and all other businesses, and to engage in any other trade or business or trades or businesses permitted to be conducted from time to time by a corporation organized pursuant to General Laws, Chapter 156B, as amended, or any other business corporation law now or hereafter in effect.

ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue,

WITHOUT PAR VALUE			WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	275,000	Common:

Preferred:		Preferred:

ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class, Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class,

N/A

ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

N/A

ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheet VI

OTHER PROVISIONS

ARTICLE VI

A. Meetings of the stockholders of the corporation may be held anywhere in the United States.

B. The corporation may carry out any or all of the purposes referred to in Article II in whole or in part through one or more subsidiaries.

C. The corporation may carry out any actions referred to in Article II to the same extent as might an individual, whether as principal, agent, contractor, or otherwise, and either alone or in conjunction or as a joint venture or other arrangement with any corporation, association, trust, firm, or individual.

D. The corporation may participate with others, as a general or limited partner, in any business enterprise for any of the purposes which the corporation would have the power to conduct by itself.

E. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except with respect to any matter as to which such liability shall have been imposed (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of chapter one hundred and fifty-six B of the General Laws of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit.

The corporation shall indemnify each of its directors and officers against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including but not limited to derivative suits (to the extent permitted by law), in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been a director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or, to the extent that such matter relates to service with respect to any employee benefit plan, as in the best interests of the participants or beneficiaries of such plan. As to any matter disposed of by a compromise payment by a director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, if no change in control has occurred (a) by a disinterested majority of the directors then in office, (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or (c) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested director or officer or, if a change in control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

In discharging his duties any such director or officer, when acting in good faith, shall be fully protected in relying upon the books of account of the corporation or of another organization in which he serves as contemplated by this Article, reports made to the corporation or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the board of directors of the corporation or similar governing body of such other organization, or upon other records of the corporation or of such other organization.

No director or officer shall be liable for any act, omission, step or conduct taken or had in good faith, which (whether by condition or otherwise) is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Telecommunications Act of 1996, the Communications Act of 1934, or any other Federal statute or any state statute regulating the corporation or a subsidiary, if any, by reason of their being subsidiaries of public utility companies or public utility holding companies or by reason of their activities as such, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the forgoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer shall be reimbursed for, or indemnified against, all loss, liability and expense incurred by him or imposed on him, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this Section described; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the corporation as heretofore provided in this Article. Such loss, liability and expense shall include, but shall not be limited to, judgments, court costs and attorneys' fees.

Expenses incurred with respect to the defense or disposition of any action, suit or proceeding heretofore referred to in this Article shall be advanced by the corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification, which undertaking shall be accepted without reference to the financial ability of the recipient to make such repayment. If in an action, suit or proceeding brought by or in right of the corporation, a director is held not liable, whether because relieved of liability under the first paragraph of this Article or otherwise, he shall be deemed to have been entitled to indemnification for expenses incurred in defense of said action, suit or proceeding.

As used in this Article:

(i) The term "officer" includes (a) persons who serve at the written request of the corporation as directors, officers, or trustees of another organization and (b) employees of the corporation and its affiliates who serve in any capacity with respect to benefit plans for the corporation's employees.

(ii) An "interested" director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending.

(iii) A "change in control" occurs when: (a) any individual, corporation, association, partnership, joint venture, trust or other entity or association thereof acting in concert (excluding any employee benefit plan, dividend reinvestment plan or similar plan of the corporation, or any trustee thereof acting in such capacity) acquires more than 20% of the corporation's outstanding stock having general voting rights or more than 20% of the common shares of any entity owning more than 50% of the corporation's outstanding stock having general voting rights, whether in whole or in part, by means of an offer made publicly to the holders of all or substantially all of such outstanding stock or shares to acquire stock or shares for cash, other property, or a combination thereof or by any other means, unless the transaction is consented to by vote of a majority of the continuing directors; or (b) continuing directors cease to constitute a majority of the board.

(iv) The term "continuing director" shall mean any director of the corporation who (a) was a member of the initial board of directors of the corporation as voted by the incorporators of the corporation, or (b) was recommended for his initial term of office by a majority of continuing directors in office at the time of such recommendation.

Nothing contained in this Article shall (i) limit the power of the corporation to indemnify employees and agents of the corporation or its subsidiaries other than directors and officers on any terms it deems appropriate not prohibited by law, (ii) limit the power of the corporation to indemnify directors and officers for expenses incurred in suits, actions, or other proceedings initiated by such director or officer or (Hi) affect any rights to indemnification to which corporation personnel other than directors and officers may be entitled by contract or otherwise. The rights provided in this Article shall not be exclusive of or affect any other right to which any director or officer may be entitled and such rights shall inure to the benefit of its or his successors, heirs, executors, administrators and other legal representatives. Such other rights shall include all powers, immunities and rights of reimbursement allowable under the laws of The Commonwealth of Massachusetts.

No amendment to or repeal of this Article shall apply to or have any effect upon the liability, exoneration or indemnification of any director or officer for or with respect to any acts or omissions of the director or officer occurring prior to such amendment or repeal.

F. These by-laws may be amended, altered or repealed at any meeting of the stockholders (or, prior to the issue of the initial capital stock, at any meeting of the incorporators), provided notice of the proposed amendment, alteration or repeal is given in the notice of said meeting. These may also be altered, amended or repealed by vote of a majority of the directors then in office, except that the directors shall not take any action which provides for indemnification of directors nor any action to amend this Article IX, and except that the directors shall not take any action unless permitted by law.

Any by-law so altered, amended or repealed by the directors may be further altered or amended or reinstated by the stockholders in the above manner.

ARTICLE VII
The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

ARTICLE VIII
The information contained in Article III is not a permanent part of the Ankles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

25 Research Drive, Westborough, MA 01582

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Douglas C. Wiest	441 Bedford Street Concord, MA 01742	25 Research Drive, Westborough, MA 01582

Treasurer:	John G. Cochrane	8 Captain Thomson Lane, Hingham, MA 02043	25 Research Drive, Westborough, MA 01582

Clerk:	Gregory A. Hale	45 Wells Park Road, Sturbridge, MA 01566	25 Research Drive, Westborough, MA 01582

Directors:
	John G. Cochrane	8 Captain Thomson Lane, Hingham, MA 02043	25 Research Drive, Westborough, MA 01582

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: March

d. The name and business address of the resident agent, if any, of the corporation is: N/A

ARTICLE IX
By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 21 day of January, 2004.

                    /s/ Gregory A. Hale
              Gregory A. Hale, 25 Research Drive, Westborough, MA 01582

Consent of National Grid USA

I, John G. Cochrane, Senior Vice President and Treasurer of National Grid USA hereby consent to the formation of National Grid US 5 Inc.

                                                                                               National Grid USA

Dated: January 23, 2004                                                                 /s/ John G. Cochrane
                                                                                                John G. Cochrane, Senior Vice
                                                                                                President and Treasurer

COMMONWEALTH OF MASSACHUSETTS

WORCESTER, ss.

On this 23rd day of January, 2004, before me, the undersigned notary public, personally appeared John G. Cochrane, proved to me through satisfactory evidence, to be the person whose name is signed on this document in my presence.

                                                                                          /s/ Sandra J. Brochu
                                                                                        Sandra J. Brochu, Notary Public
                                                                                        My Commission Expires: 8/19/2005

                        FEDERAL IDENTIFICATION             FEDERAL IDENTIFICATION
                                     NO. 20-0647890                                      NO. 04-3414747

THE COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF MERGER
(General Laws, Chapter 156B, Section 78)

Merger of                                           National Grid US 5 Inc.
                                                           Atlantic Western Consulting, Inc.

                                                           The constituent corporations, into

                                                           National Grid US 5 Inc.

                                                           *one of the constituent corporation.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of merger has been duly adopted in compliance with the requirements of General Laws, Chapter 1 56B, Section 78, and will be kept as provided by Subsection (d) thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the merger determined pursuant to the agreement merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

3, (For a merger)
**The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

Article 1 is hereby amended by changing the name of the surviving corporation from "National Grid US 5 Inc." to "Atlantic Western Consulting, Inc."

(For a consolidation)
(a) The purpose of the resulting corporation is to engage in the following business activities:

(b) State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue.

WITHOUT PAR VALUE			WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or 5tockholders, or of any class of stockholders:

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the surviving corporation.

(a) The street address of the 'surviving corporation in Massachusetts is: (post office boxes are not acceptable)

25 Research Drive, Westborough, MA 01582

(b) The name, residential address, and post office address of each director and officer of the 'surviving corporation is:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Douglas C. Wiest	64 Flint Road, Concord, MA 01742	25 Research Drive, Westborough, MA 01582

Treasurer:	John G. Cochrane	8 Captain Thomson Lane, Hingham, MA 02043	25 Research Drive, Westborough, MA 01582

Clerk:	Gregory A. Hale	45 Wells Park Road, Sturbridge, MA 01566	25 Research Drive, Westborough, MA 01582

Directors:	Douglas C. Wiest	64 Flint Road, Concord, MA 01742	25 Research Drive, Westborough, MA 01582
	John G. Cochrane	8 Captain Thomson Lane, Hingham, MA 02043	25 Research Drive, Westborough, MA 01582

	Melissa Sellars	4 Reckitt Road, Chiswick, London W4 2BT, UK	1-3 Strand, London WC2N 5EH, UK

	Richard P. Sergel	34 Brook Street, Wellesley, MA 02482	25 Research Drive, Westborough, MA 01582

	Edward Astle	Little Waltham, Chelmsford, Essex CM3 3LE, UK	1-3 Strand, London WC2N 5EH, UK

(c) The fiscal year (i.e. tax year) of the surviving corporation shall end on the last day of the month of:
March

(d) The name and business address of the resident agent, if any, of the surviving corporation is:

N/A

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

                       /s/ Douglas C. Wiest                                                                 , President

                      /s/ Gregory A. Hale                                                                   , Clerk

of                                 National Grid US 5 Inc.
                                      (name of constituent corporation)

                      /s/ Douglas C. Wiest                                                                 , President

                      /s/ Gregory A. Hale                                                                   , Clerk

of                                 Atlantic Western Consulting, Inc.
                                      (name of constituent corporation)